CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-171759 on Form N-1A of our report dated February 26, 2024, relating to the financial statements and financial highlights of First Trust Asia Pacific ex-Japan AlphaDEX® Fund, First Trust Brazil AlphaDEX® Fund, First Trust China AlphaDEX® Fund, First Trust Developed Markets ex-US AlphaDEX® Fund, First Trust Developed Markets ex-US Small Cap AlphaDEX® Fund, First Trust Emerging Markets AlphaDEX® Fund, First Trust Emerging Markets Small Cap AlphaDEX® Fund, First Trust Europe AlphaDEX® Fund, First Trust Eurozone AlphaDEX® ETF, First Trust Germany AlphaDEX® Fund, First Trust India NIFTY 50 Equal Weight ETF, First Trust Japan AlphaDEX® Fund, First Trust Latin America AlphaDEX® Fund, First Trust Switzerland AlphaDEX® Fund, and First Trust United Kingdom AlphaDEX® Fund, each a series of First Trust Exchange-Traded AlphaDEX® Fund II, appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded AlphaDEX® Fund II as of and for the year ended December 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Additional Information”, “Miscellaneous Information”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 26, 2024